Exhibit 4.4

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND
TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFIES THAT
SPECIMEN IS THE OWNER OF
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK. $0.0001 PAR VALUE, OF
IonQ, Inc.
transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the lawSs of the State of Delaware and to the Certificate of Incorporation and Bylaws of the Corporation, as now or as hereafter amended. This Certificate is not valid until countersigned by the Transfer Agent
WITNESS the facsimile of the Corporation and the facsimile signatures of its duly authorized officers.
SEAL 2021
IONQ, INC.
CORPORATE
DELAWARE
PRESIDENT SECRETARY
COUNTERSIGNED AND REGISTERED
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
(New York, N.Y.)
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM - as tenants in common
TEN ENT - as tenants by entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common
TTEE - trustee under Agreement dated
UNIF GIFT MIN ACTCustodian (Cust) (Minor)
under Uniform Gifts to Minors Act (state)
Additional abbreviations may also be used though not in the above list.
For value received, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
INDENTIFYING NUMBER OF ASSIGNEE
Shares of the common stock represented by this certificate and do hereby irrevocably constitutes and appoint , Attorney, to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
DATED
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsover.
SIGNATURE GUARANTEED:
THE SINGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.